Exhibit 99.1

Embark Trucks, America’s Longest-Running Self-Driving Truck Program, To List at a Valuation of Approximately $5 billion on Nasdaq Under the Ticker “EMBK”

•    Embark announces completion of merger with Northern Genesis Acquisition Corp. II after stockholders overwhelmingly approve business combination

•     Embark’s common stock to begin trading on Nasdaq under ticker symbol “EMBK” on November 11, 2021

San Francisco and Kansas City, MO – November 10, 2021 – Embark Trucks, Inc., a leading developer of autonomous technology for the trucking industry, today announced that it has completed its previously announced business combination with Northern Genesis Acquisition Corp. II (“Northern Genesis 2”) (NYSE: NGAB) to take Embark public. The combined company has been renamed “Embark Technology, Inc.” and its shares will commence trading on the Nasdaq Capital Market on November 11, 2021.

The ticker symbols for the common stock and warrants of Northern Genesis 2 will change from “NGAB” and “NGAB.WS” to “EMBK” and “EMBKW”, respectively. The transaction was approved at a special meeting of Northern Genesis 2 stockholders on November 9, 2021 and was unanimously approved by Northern Genesis 2’s Board of Directors.

The closing of the business combination caps a momentous year for Embark as the company seeks to continue to develop industry-leading autonomous truck technology. Since March 2021, Embark marked milestones across key business priorities:

•	Technology Progress: Embark unveiled the Embark Universal Interface, a set of standardized self-driving components and the flexible interfaces necessary for major truck OEMs to more easily and robustly integrate Embark's autonomous technology onto their vehicle platforms.

•	Technical Partnerships: Embark announced partnerships and collaborations with Tier 1 suppliers and technology providers including Cummins, NVIDIA, Luminar, and ZF to accelerate integration of the Embark Universal Interface within OEM vehicle platforms.

•	Partner Development Program (PDP) & Reservations: Embark launched its Partner Development Program with members including Werner Enterprises, Mesilla Valley Transportation, Bison Transport, AB Inbev, HP, and DHL, among others. Carriers in the PDP have placed a combined 14,200 non-binding reservations for Embark-equipped autonomous trucks to date.

•	National Transfer Point Network: Embark partnered with Ryder to launch a nationwide network of up to 100 Embark transfer points, where Ryder will provide yard operations, maintenance, and fleet management to support a seamless coast-to-coast autonomous network for Embark fleet partners.

•	Sustainability: Embark worked with PDP member HP, Inc. to kick off the industry’s first electric truck drayage program. The two are piloting first- and last-mile deliveries between transfer points and HP's distribution facilities using human-operated electric trucks in combination with autonomous trucks.

•	Management and Leadership: Embark expanded its executive leadership team, adding Richard Hawwa as Chief Financial Officer, Sid Venkatesan as Chief Legal Officer, and Stephen Houghton as Chief Operations and Fleet Officer. Embark also added former U.S. Secretary of Transportation Elaine L. Chao to its Board of Directors. Additionally, Embark announced the formation of an industry advisory board, composed of six storied executives from companies like Cummins, Knight Transportation, Navistar, and others.

•	Policy: Embark signed a joint MOU with the Arizona Department of Transportation to collaborate and share data on highway work zone safety. Embark also joined the board of the Self-Driving Coalition to strengthen the Coalition’s position as the leading organization representing all facets of the AV industry.

Alex Rodrigues, Co-Founder and CEO of Embark added, "We are thrilled to reach this important milestone and become a public company to further our mission of evolving the trucking industry, and using autonomous software to create a safer, more efficient, and more sustainable freight ecosystem. Embark’s co-founder and CTO, Brandon Moak, and I are incredibly proud of what our team has achieved, and we remain focused on delivering against key strategic initiatives to commercialize our technology and achieve key technical milestones. We remain differentiated as America’s longest running self-driving truck program with an asset-light go-to-market strategy, our proprietary patent-pending Vision Map Fusion technology, and our carrier-friendly, platform- agnostic Embark Universal Interface approach. We believe that the capital raised in this transaction will help us achieve our commercialization plans to bring self-driving trucks to the U.S. Sunbelt in 2024."

"Embark has a strong group of shareholders who are excited to support its mission to create a better trucking industry,” said Ian Robertson, Director and CEO of Northern Genesis 2. “I look forward to being a member of the Board of Directors and working with management of Embark as it starts this next stage of its life as a public company."

To memorialize the completion of the business combination, Embark will be ringing the opening bell at the Nasdaq at 9:30 a.m. ET on November 11, 2021. A live stream of the event and replay can be accessed after November 11, 2021 by visiting: https://www.nasdaq.com/marketsite/bell-ringing-ceremony.

Management and Board Composition

Following completion of the proposed business combination, Embark will retain its experienced management team. Alex Rodrigues will continue to serve as CEO, Brandon Moak will continue to serve as Chief Technology Officer, and Richard Hawwa will continue to serve as CFO.

Elaine Chao, former U.S. Secretary of Transportation, Pat Grady, Partner at Sequoia Capital, and Patricia Chiodo, CFO of Verra Mobility Corporation, will join Alex Rodrigues, Brandon Moak, and Ian Robertson on Embark’s board of directors.

About Embark

Embark is an autonomous vehicle company building the software powering autonomous trucks, focused on improving the safety, efficiency, and sustainability of the nearly $700 billion a year trucking market. Headquartered in San Francisco, CA since its founding in 2016, Embark is America’s longest-running self-driving truck program. The company partners with some of the largest shippers and carriers in the nation, collectively representing over 35,000 trucks.

Embark’s mission is to realize a world where consumers pay less for the things they need, drivers stay close to the homes they cherish, and roads are safer for the people we love. To learn more about Embark, visit embarktrucks.com.

About Northern Genesis 2

Northern Genesis 2 is a special purpose acquisition company formed for the purpose of effecting a merger, stock exchange, acquisition, reorganization or similar business combination with one or more businesses. The management team overseeing the Northern Genesis 2 investment platform brings a unique entrepreneurial owner-operator mindset and a proven history of creating stockholder value across the sustainable power and energy value chain. The team is committed to helping the next great public company find its path to success; a path which will most certainly recognize the growing sensitivity of customers, employees and investors to alignment with the principles underlying sustainability.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Embark’s and Northern Genesis 2’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Embark’s and Northern Genesis 2’s expectations with respect to future performance. These forward-looking statements also involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Factors that may cause such differences include, but are not limited to: (1) the inability to recognize the anticipated benefits of any proposed business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain key employees; (2) costs related to the any proposed business combination; (3) changes in the applicable laws or regulations; (4) volatility in the price of Embark’s securities due to a variety of factors, including changes in the competitive and highly regulated industries in which Embark plans to operate, variations in performance across competitors, changes in laws and regulations affecting Embark’s business and changes in the combined capital structure; (5) the possibility that Embark may be adversely affected by other economic, business, and/or competitive factors; (6) the impact of the global COVID-19 pandemic; and (7) other risks and uncertainties separately provided to you and indicated from time to time described in filings and potential filings by Embark and Northern Genesis 2 with the U.S. Securities and Exchange Commission (the “SEC”), including those discussed in Northern Genesis 2’s Annual Report Form 10-K for the fiscal year ended December 31, 2020 (“Form 10-K”) and Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 and in the registration statement on Form S-4 and definitive proxy statement/prospectus and other documents filed by Northern Genesis 2 and Embark from time to time. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Embark cautions that the foregoing list of factors is not exhaustive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. Embark undertakes no obligation to and accepts no obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contacts

For Embark:

Investor Relations: investorrelations@embarktrucks.com

Media: press@embarktrucks.com

For Northern Genesis 2:

Investor Relations: investors@northerngenesis.com

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